Exhibit 10.3
First Amendment to the
Bowater Incorporated
Outside Directors’ Stock-Based Deferred Fee Plan
Effective as of May 11, 2005
     WHEREAS, Bowater Incorporated (the “Corporation”) established the Bowater Incorporated Outside Directors’ Stock-Based Deferred Fee Plan (the “Plan”), effective as of May 11, 2005;
     WHEREAS, Section 19 of the Plan permits the Board to amend the Plan; and
     WHEREAS, the Board desires to amend the Plan to (1) reflect that Outside Directors who elected to remain in the Bowater Incorporated Retirement Plan for Outside Directors shall be ineligible to participate in the Plan, and (2) provide for the crediting of stock units that represent the value of retirement benefits previously accrued for participants under the Retirement Plan for Outside Directors, which benefits were frozen under that plan effective May 11, 2005.
     NOW, THEREFORE, the Plan is amended, effective as of the dates set forth below, in the following respects:
     1. Effective as of May 11, 2005, Paragraph 3 is amended, in its entirety to read as follows:
     “3. Eligibility. Participation in the Plan shall be extended to Outside Directors except any Outside Director who elected to remain a participant in the Bowater Incorporated Retirement Plan for Outside Directors (‘Retirement Plan’) pursuant to the terms of the Retirement Plan.”
     2. Effective as of August 31, 2006, new subsection (b) is added to Paragraph 7 to read as follows and subsequent subsections are re-numbered accordingly:
“(b)	Each Outside Director whose benefits under the Bowater Incorporated Retirement Plan for Outside Directors (the ‘Retirement Plan’) were frozen as of May 11, 2005 pursuant to the Retirement Plan’s terms shall have the present value of his Retirement Plan benefit converted into Stock Units and credited to his Deferred Retainer Account as of August 31, 2006. The number of Stock Units to be credited to each Outside Director’s Deferred Retainer Account shall be determined by (i) calculating the present value of such individual’s frozen retirement benefit as of August 31, 2006 using a 7% interest rate, the 1994 Group Annuity Mortality Table blended 50% for males and 50% for females and an assumed retirement age of 72, and (ii) dividing such resulting value by the Fair Market Value of a Share of stock on August 31, 2006.”
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[signature page follows]

     IN WITNESS WHEREOF, the Board has caused this First Amendment to the Plan to be executed by a duly authorized officer this 10th day of October, 2006.

BOWATER INCORPORATED

By:	/s/ James T. Wright

James T. Wright Executive Vice President — Human Resources